UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 21, 2009
OLD NATIONAL BANCORP
(Exact name of Registrant as specified in its charter)

Indiana	001-15817	35-1539838

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)
One Main Street
Evansville, Indiana 47708
(Address of Principal Executive Offices, including Zip Code)
(812) 464-1294
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 7.01. REGULATION FD DISCLOSURE.
     On September 21, 2009, Old National Bancorp (the “Company”) issued a press release announcing the commencement of a public offering of its common stock. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.
ITEM 8.01. OTHER EVENTS.
Update of Risk Factors.
     In connection with the Company’s announced offering of common stock, the Company prepared a description of certain risk factors relating to the Company and its business and industry that are being presented to potential investors. These risk factors are generally an update of, and a supplement to, the risk factors included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2008, and as previously updated in the Company’s quarterly reports on Form 10-Q filed thereafter.
     Unless otherwise mentioned or unless the context requires otherwise, all references in this Form 8-K to “we,” “us,” “our” or similar references means the Company and its consolidated subsidiaries.
     Cautionary Statement Regarding Forward Looking Statements.
     This Form 8-K and other reports filed by us under the Securities Exchange Act of 1934 or registration statements under the Securities Act of 1933 contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can include statements about estimated cost savings, plans and objectives for future operations, and expectations about performance as well as economic and market conditions and trends. These statements often can be identified by the use of words like “expect,” “may,” “could,” “intend,” “project,” “estimate,” “believe” or “anticipate.” We may include forward-looking statements in filings with the Commission, such as this Form 8-K, in other written materials, and in oral statements made by our senior management to analysts, investors, representatives of the media and others. It is intended that these forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the forward-looking statement is made or to reflect the occurrence of unanticipated events. By their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties and other factors. Actual results may differ materially from those contained in a forward-looking statement.
     Risks and uncertainties that could affect our future performance include, among others: our ability to execute our business plan; economic, market, operational, liquidity, credit and interest rate risks associated with our business; economic conditions generally and in the financial services industry; increased competition in the financial services industry either nationally or regionally, resulting in, among other things, credit quality deterioration; volatility and direction of market interest rates; governmental legislation and regulation, including changes in accounting regulation or standards; a weakening of the economy that could materially impact credit quality trends and the ability to generate loans; changes in the securities markets; new litigation or changes to existing litigation; changes in fiscal, monetary and tax policies; our ability to execute its business plan; and our ability to achieve loan and deposit growth.
     Risks and uncertainties not presently known to us or that we currently deems immaterial may also impair our business operations, our financial results and the trading price of our common stock.
Risks Associated with our Business and Industry
     Deteriorating credit quality, particularly in commercial, construction and real estate loans, has adversely impacted us and may continue to adversely impact us.

     In early 2008, we began to experience a downturn in the overall credit performance of our loan portfolio, as well as acceleration in the deterioration of general economic conditions. This deterioration, as well as a significant increase in national and regional unemployment levels and decreased sources of liquidity, are the primary drivers of the increased stress being placed on most borrowers and is negatively impacting their ability to repay.
     We expect credit quality to remain challenging and at elevated levels of risk for at least the remainder of 2009. Continued deterioration in the quality of our credit portfolio could significantly increase nonperforming loans, require additional increases in loan loss reserves, elevate charge-off levels and have a material adverse effect on our capital, financial condition and results of operations.
     Declines in asset values may result in impairment charges and adversely affect the value of our investments, financial performance and capital.
     We maintain an investment portfolio that includes, but is not limited to, mortgage-backed securities, municipal bonds and pooled trust preferred securities. The market value of investments in our portfolio has become increasingly volatile over the past two years. The market value of investments may be affected by factors other than the underlying performance of the issuer or composition of the bonds themselves, such as ratings downgrades, adverse changes in the business climate and a lack of liquidity for resales of certain investment securities. We periodically, but not less than quarterly, evaluate investments and other assets for impairment indicators. We may be required to record additional impairment charges if our investments suffer a decline in value that is considered other-than-temporary. If we determine that a significant impairment has occurred, we would be required to charge against earnings the credit-related portion of the other-than-temporary impairment, which could have a material adverse effect on our results of operations in the periods in which the write-offs occur.
     Negative conditions in the general economy and financial services industry may limit our access to additional funding and adversely affect liquidity.
     An inability to raise funds through deposits, borrowings and other sources could have a substantial negative effect on our liquidity. Our access to funding sources in amounts adequate to finance our activities could be impaired by factors that affect us specifically or the financial services industry in general. Factors that could detrimentally affect our access to liquidity sources include a decrease in the level of our business activity due to a market downturn or adverse regulatory action against us. Our ability to borrow could also be impaired by factors that are not specific to us, such as a severe disruption of the financial markets or negative news and expectations about the prospects for the financial services industry as a whole, as evidenced by recent turmoil in the domestic and worldwide credit markets.
     We may be required to pay significantly higher FDIC premiums or special assessments that could adversely affect our earnings.
     Market developments have significantly depleted the insurance fund of the Federal Deposit Insurance Corporation (“FDIC”) and reduced the ratio of reserves to insured deposits. As a result, we may be required to pay significantly higher premiums or additional special assessments that could adversely affect our earnings. In the second quarter of 2009, the FDIC implemented a special assessment that resulted in approximately $4.0 million of additional expense during the quarter. It is possible that the FDIC may impose additional special assessments in the future as part of its restoration plan.
     Governmental regulation, legislation and accounting industry pronouncements could adversely affect us.
     We are subject to extensive state and federal regulation, supervision and legislation that govern almost all aspects of our operations. This regulatory scheme, which is primarily intended to protect consumers, depositors and the government’s deposit insurance fund and to accomplish other governmental policy objectives (e.g., combating terrorism), is expected to change—perhaps significantly—following the Obama administration’s June 2009 financial regulatory reform proposal and a recent policy statement issued by the United States Department of the Treasury (“Treasury”) calling for stronger capital and liquidity standards for banking firms. In addition, we are subject to changes in accounting rules and interpretations. We cannot predict what effect any presently contemplated or future changes in financial market regulation or accounting rules and interpretations will have on us. Any such changes may negatively affect our financial performance, our ability to expand our products and services and our ability to increase the value of our business and, as a result, could be materially adverse to our shareholders.
     We are subject to certain risks in connection with our strategy of growing through mergers and acquisitions.
     Mergers and acquisitions have contributed significantly to our growth in the past 20 years, and continue to be a key component of our business model. Accordingly, it is possible that we could acquire other financial institutions, financial service providers or branches of banks in the future. Our ability to engage in future mergers and acquisitions depends on our ability to identify suitable merger partners, finance and complete such transactions on acceptable terms, and our ability to receive the necessary regulatory approvals and, when required, shareholder approvals. Our success also depends on, among other things, our ability to realize anticipated cost savings and revenue enhancements from acquisitions and to combine the businesses of the acquired companies in a manner that permits growth without materially disrupting existing customer relationships or resulting in decreased revenues due to a loss of customers. If we are not able to successfully achieve these objectives, the anticipated benefits of such acquisitions may not be realized fully or at all or may take longer to realize than expected. Additionally, if the integration efforts following acquisitions are not successfully managed, the failure of these integration efforts could result in loan losses, deposit attrition, operating costs, loss of key employees, disruption of our ongoing business or inconsistencies in standards, controls, procedures and policies that could adversely affect our ability to maintain relationships with customers and employees or to achieve the anticipated benefits of such acquisitions or result in unanticipated losses.
     In the current economic environment, we continue to evaluate opportunities to acquire the assets and liabilities of failed financial institutions in FDIC-sponsored or assisted transactions. These acquisitions involve risks similar to acquiring existing financial institutions even though, in certain cases, the FDIC might provide assistance to mitigate certain risks such as sharing in exposure to loan losses and providing indemnification against certain liabilities of the failed institution. However, because these acquisitions are structured in a manner that would not allow us the time normally associated with evaluating and preparing for integration of an acquired institution, we may face additional risks in FDIC-sponsored or assisted transactions.
Risks Related to our Common Stock
     The price of our common stock may be volatile, which may result in losses for investors.
     General market price declines or market volatility in the future could adversely affect the price of our common stock. In addition, the following factors, among others, may cause the market price for shares of our common stock to fluctuate:
•	announcements of developments related to our business;

•	fluctuations in our results of operations;

•	sales or purchases of substantial amounts of our securities in the marketplace;

•	general conditions in our banking niche or the worldwide economy unrelated to our performance;

•	a shortfall or excess in revenues or earnings compared to securities analysts’ expectations;

•	changes in analysts’ recommendations or projections or actions taken by rating agencies with respect to our common stock or those of other financial institutions;

•	speculation in the press or investment community relating to our reputation, the financial services industry or general market conditions;

•	strategic actions by us or our competitors, such as acquisitions, restructurings, dispositions, or financings; and

•	general market conditions and, in particular, developments related to market conditions for the financial services industry.
     We may not be able to pay dividends on our common stock in the future in accordance with past practice.
     We have traditionally paid a quarterly dividend to our common shareholders. Our ability to pay dividends is subject to legal and regulatory restrictions. Any payment of dividends in the future will depend, in large part, on our earnings, capital requirements, financial condition, and other factors considered relevant by our Board of Directors, including the ability of our subsidiaries to make distributions to us, which ability may be restricted by statutory, contractual or other constraints. Our Board of Directors reduced the quarterly dividend payable on our common stock from $0.23 per share in the first quarter of 2009 to $0.07 per share in the second quarter of 2009 to preserve capital and strengthen our tangible common equity levels. In July of 2009, our Board of Directors declared a dividend of $0.07 per share for the third quarter of 2009 that was paid on September 15, 2009 to shareholders of record on September 1, 2009. There can be no assurance that we will pay dividends to our shareholders in the future, or, if dividends are paid, that we will increase our dividend to historical or other levels or that we will not further reduce our dividend. In addition, any further reduction in our dividends, or our failure to increase dividends, could adversely affect the market price of our common stock.
     As a bank holding company, our ability to declare and pay dividends is dependent on certain federal regulatory considerations. Old National Bancorp is a separate and distinct legal entity from its subsidiaries. We receive substantially all of our revenue from dividends paid to us by our national bank subsidiary, Old National Bank. These dividends to us are the principal source of funds to pay dividends on our common stock and interest and principal on our debt. Federal banking laws regulate the amount of dividends that may be paid by banking subsidiaries, such as Old National Bank, without the prior approval of such bank’s primary regulator (which is, in the case of Old National Bank, the Office of the Comptroller of the Currency (the “OCC”)). A national bank must obtain prior OCC approval to declare a dividend if the total of all dividends (common and preferred), including the proposed dividend, declared by the bank in any calendar year will exceed its net retained income of that year to date plus the retained net income of the preceding two calendar years. At December 31, 2006, Old National Bank had received regulatory approval to declare a special dividend of up to $76 million in the first quarter of 2007. We used the cash obtained from the dividend to fund our purchase of St. Joseph Capital Corporation during the first quarter of 2007. In March 2009, Old National Bank received regulatory approval to declare a special dividend of $40 million in that month. We used the cash from the dividend, together with other cash obtained by us, to repurchase, on March 31, 2009, the $100 million aggregate liquidation amount of our Series T Preferred Stock we had sold to Treasury on December 12, 2008 under Treasury’s Capital Purchase Program. As a result of such special dividends, Old National Bank requires approval of regulatory authorities for the payment of dividends to us. Such approvals were obtained for the payment of dividends in 2008 and for the first, second and third quarters of 2009.
     The Board of Governors of the Federal Reserve System (the “Federal Reserve”) and the OCC have issued policy statements generally requiring bank holding companies and insured banks only to pay dividends out of current operating earnings.
     In addition, Old National Bank would be prohibited from paying a dividend to us if it became “undercapitalized” for purposes of the OCC’s “prompt corrective action” regulations. An “undercapitalized” institution is currently defined as one having a total risk-based capital ratio of less than 8.0%, a Tier 1 risk-based capital ratio of less than 4.0%, or a core capital, or leverage, ratio of less than 4.0%. Throughout 2008 and the first two quarters of 2009, Old National Bank was in compliance with all regulatory capital requirements and considered to be “well capitalized.”
     If we defer payments of interest on our outstanding junior subordinated debt securities or if certain defaults relating to those debt securities occur, we will be prohibited from declaring or paying dividends or distributions on, and from making liquidation payments with respect to, our common stock.
     As of June 30, 2009, we had outstanding $108 million aggregate principal amount of junior subordinated debt securities issued in connection with the sale of trust preferred securities by certain of our subsidiaries that are statutory business trusts. We also have guaranteed those trust preferred securities. There are currently three separate series of these junior subordinated debt securities outstanding. The terms of the junior subordinated debentures and the related indentures prohibit us, subject to limited exceptions, from declaring or paying any dividends or distributions on, or redeeming, repurchasing, acquiring or making any liquidation payments with respect to, any of our capital stock at any time when (i) there shall have occurred and be continuing an event of default under the applicable indenture or any event, act or condition that with notice or lapse of time or both would constitute an event of default under the applicable indenture; or (ii) we are in default with respect to payment of any obligations under the related guarantee; or (iii) we have deferred payment of interest on the junior subordinated debt securities outstanding under the applicable indenture. In that regard, we are entitled, at our option but subject to certain conditions, to defer payments of interest on the junior subordinated debt securities of each series from time to time for up to five years. Moreover, without notice to or consent from the holders of our common stock, we may issue additional series of junior subordinated debt securities in the future with terms similar to those of our existing junior subordinated debt securities or enter into other financing agreements that limit our ability to purchase or to pay dividends or distributions on our capital stock, including our common stock.
     There may be future sales or other dilution of our equity that may adversely affect the market price of our common stock.
     We are presently not restricted from issuing additional common stock or preferred stock, including any securities that are convertible into or exchangeable for, or represent the right to receive, common stock or preferred stock or any substantially similar securities. The market price of our common stock could decline as a result of sales of common stock or preferred stock or similar securities or the perception that such sales could occur.
     The issuance of any series of preferred stock could adversely affect holders of our common stock, which may negatively impact your investment.
     Our Board of Directors may authorize the issuance of classes or series of preferred stock without any action on the part of the holders of our common stock. The Board of Directors also has the power, without the approval of holders of our common stock, to set the terms of any such classes or series of preferred stock that may be issued, including dividend rights and preferences over the common stock with respect to dividends or upon our dissolution, winding-up or liquidation and other terms. If we issue preferred stock in the future that has a preference over our common stock with respect to the payment of dividends or upon our dissolution, winding up or liquidation, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of our common stock or the market price of our common stock could be adversely affected.
     Anti-takeover provisions could negatively impact our shareholders.
     Provisions of Indiana law, federal regulations and our articles of incorporation and by-laws could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us. In addition, we are required to obtain regulatory approval before we can acquire control of another company.
     The Bank Holding Company Act of 1956, as amended (the “BHCA”) requires any “bank holding company” (as defined in that Act) to obtain the approval of the Federal Reserve prior to acquiring more than 5% of our outstanding common stock. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve to acquire 10% or more of our common stock under the Change in Bank Control Act of 1978. Any holder of 25% or more of our outstanding common stock, other than an individual, is subject to regulation as a bank holding company under the BHCA.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit No.	Description of Exhibit

Exhibit 99.1	Press Release issued by Old National Bancorp dated September 21, 2009.
* * * * * * *

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Old National Bancorp (Registrant)
Date: September 21, 2009	By:	/s/ Jeffrey L. Knight
Jeffrey L. Knight
Executive Vice President, Chief Legal Officer and Corporate Secretary

Exhibit Index

Exhibit No.	Description of Exhibit

Exhibit 99.1	Press Release issued by Old National Bancorp dated September 21, 2009.